UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2016

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-34691 (Commission File Number)	55-0886410 (I.R.S. Employer Identification No.)

3 Allied Drive, Suite 220 Dedham, MA (Address of principal executive offices)	02026 (Zip code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Departure of Director

On March 14, 2016, Atlantic Power Corporation (the “Company”) announced that Kenneth M. Hartwick has resigned from the Company’s Board of Directors (the “Board”), the Nominating and Corporate Governance Committee of the Board and the Operations and Commercial Oversight Committee of the Board effective March 11, 2016.  Mr. Hartwick’s decision to resign was not due to any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

Item 7.01.— Regulation FD Disclosure.

On March 14, 2016, the Company issued a press release, which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in that filing.

Item 9.01.—Financial Statements and Exhibits.

(d)  Exhibits

Exhibit
Number	Description
99.1	Press Release of the Company, dated March 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: March 14, 2016	By:	/s/ Terrence Ronan
		Name:	Terrence Ronan
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of the Company, dated March 14, 2016.